Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Smithfield Foods, Inc. 2004 Non-Employee Director Deferral Plan of our report dated June 18, 2004, with respect to the consolidated financial statements of Smithfield Foods, Inc. included in its Annual Report (Form 10-K) for the year ended May 2, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

October 19, 2004